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                                                                   EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT


      This Employment Agreement (this "Agreement") is made as of this 12th day of July, 2000 (the "Effective Date"), by and between Advanced Thermal Technologies, Inc., a Delaware corporation (the "Company") and Lloyd Golobay (the "Employee").

                                    RECITALS

      WHEREAS, the Company wishes to employ the Employee and the Employee wishes to accept such employment on the terms and conditions hereafter set forth; and

      WHEREAS, the Company wishes to make secure for itself the experience, abilities and services of the Employee and to prevent the loss of such experience, services and abilities;

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, each intending to be legally bound, do hereby agree as follows:

l. Employment. The Company shall employ the Employee, and the Employee shall perform services for and continue in the employment of the Company, for an initial period of three (3) years commencing on the Effective Date, and ending three (3) years thereafter, whereupon the Employee's employment hereunder shall automatically be extended from year to year on and after such date, until either the Company or the Employee gives the other party at least thirty (30) days written notice prior to the then-applicable "Expiration Date" (as hereinafter defined of its or his desire to terminate this Agreement, unless such employment shall have been sooner terminated as hereinafter set forth. For purposes of this Agreement (i) the term "Employment Period" shall mean the initial three (3) year period and all extensions thereof, if any, as aforesaid, and (ii) the term "Expiration Date" shall be the date three years from the Effective Date or the date this Agreement is last in effect in the event that the Employment Period is extended on and after the date three years from the Effective Date.

2. Position and Duties. The Employee shall serve the Company in the capacity of Operations Manager of the Company and, shall be accountable to, and shall have such other powers, duties and responsibilities, consistent with this capacity, as may from time to time be prescribed by the President and Chief Operating Officer (the "President") of the Company, or his designee. The Employee shall perform and discharge, faithfully, diligently and to the best of his ability, such duties and responsibilities. The Employee shall devote all of his working time and efforts to the business and affairs of the Company.

3.  Compensation.

      (a) Salary. During the Employment Period, the Employee shall receive a salary (the "Salary") payable at the rate of $81,000 per annum. Such rate may be adjusted from time to time by the President; provided, however, that it shall at no time be adjusted below $81,000 per annum. The Salary shall be payable biweekly or in accordance with the Company's current payroll practices, less all required deductions. The Salary shall be pro-rated for any period of service less than a full year.

      (b) Incentive Bonus. The Employee may receive a performance bonus of up to forty (40%) percent, as determined by the President after the end of the 2001 fiscal year and is to be paid as soon as practicable after the close of the fiscal year. Any subsequent changes to the Employee bonus plan after fiscal year 2001 shall apply to this Agreement.

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      (c) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him on behalf of the Company.

      (d) Fringe Benefits. During the Employment Period, the Employee shall be entitled to participate in or receive benefits under any life or disability insurance, health, pension, retirement and accident plans or arrangements made generally available by the Company to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. In accordance with the Company policy, the Employee shall also be entitled to paid vacation in any fiscal year during the Employment Period as well as all paid holidays given by the Company to its employees.

4.  Termination and Compensation Thereon.

      (a) Termination Date. The term "Termination Date" shall mean the earlier of (i) the Expiration Date; or (ii) if the Employee's employment is terminated
(x) by his death, the date of his death; or (y) for any other reason, the date on which such termination is to be effective pursuant to the notice of termination given by the party terminating the employment relationship.

      (b) Death. The Employee's employment hereunder shall terminate upon his death. In such event, the Company shall pay to such person as the Employee shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to this estate, an amount equal to the Salary that would have been due to the Employee had this Agreement been in effect from the date of his death until the Expiration Date.

      (c) Incapacity. If in the reasonable judgment of the President, as a result of the Employee's incapacity due to physical or mental illness or otherwise, the Employee shall for at least six consecutive months during the term of this Agreement have been unable to perform his duties under this Agreement on a full-time basis, the Company may terminate the Employee's employment hereunder by notice to the Employee. In such event, the Company shall continue to pay the Employee his Salary (at the rate in effect as of the Termination Date) and (to the extent legally practicable) extend to him the applicable fringe benefits referred to in Section 3(d) hereof until the Expiration Date. The Company's obligation to pay the Employee his Salary and extend to him such benefits shall terminate if the Employee subsequently takes other employment to the extent of the Employee's salary and benefits from such other employment. Any dispute between the President and the Employee with respect to the Employee's incapacity shall be settled by reference to a competent medical authority mutually agreed to by the President and the Employee, whose decision shall be binding on all parties.

      (d) Termination by the Company. The Company may terminate the Employee's employment hereunder for "cause". For purposes of this Agreement, "cause" shall mean (i) the Employee's material failure, refusal or neglect to perform and discharge his duties and responsibilities hereunder (including duties prescribed by the President pursuant to Section 2), other material breach of the terms hereof, or breach of any fiduciary duties he may have because of any position he holds with the Company or any subsidiary or affiliate thereof; or (ii) a felony conviction or a conviction for any crime involving the Employee's personal dishonesty or moral turpitude. If the Employee's employment is terminated pursuant to this Section 4(d), the Company shall have no further obligations to the Employee hereunder after the Termination Date, except for unpaid Salary and benefits accrued through the Termination Date.

      (e) Change of Control. If a "Change of Control" (as that term is defined in the Company's 2000 Directors' Stock Option Plan) occurs during the Employment Period and, as a result of such Change of Control, this Agreement or the Employee's employment is terminated for any reason, or the Employee



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resigns his employment because any of the Employee's position, powers, duties or responsibilities under Section 2 above are changed without his agreement, or any compensation or benefit payable or otherwise extended to the Employee hereunder (including without limitation Salary, incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above) is eliminated or reduced, the Company or its successor in interest shall:

            (i) give prompt notice to the Employee of any such termination, change, elimination or reduction;

            (ii) within thirty (30) days after the Termination Date, pay to the Employee (or in the event of the Employee's subsequent death, such person as the Employee shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) a lump sum amount equal to the Employee's Salary in effect as of the Termination Date, which lump sum amount shall not be pro-rated and shall be paid in addition to the Salary due and payable under (iii) below;

            (iii) until the Expiration Date, continue to pay to the Employee (or in the event of the Employee's subsequent death, such person as the Employee shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to his estate) his Salary (in effect as of the date of the Change of Control), and to extend to him the incentive bonus, expenses, fringe benefits and automobile set forth in Section 3 above.

             The obligations of the Company pursuant to this Section 4 (e) shall survive any termination of this Agreement or the Employee's employment or any resignation of such employment by the Employee pursuant to this Section 4(e).

      (f) Consulting Period Upon Termination. If the Company fails to extend the Employee's employment hereunder for a period of at least one year beyond Expiration Date at his then current Salary and otherwise on the terms and conditions set forth herein, then the Company shall have the option, at its sole discretion, of retaining the Employee as a consultant to perform such services as the Company may reasonably request, in consideration for which services the Company shall continue to pay the Employee the same Salary and (to the extent legally practicable) extend to him the applicable fringe benefits referred to in
Section 3(d), as in effect on the Termination Date for the period commencing on the Termination Date and ending on the date two years after the Termination Date or on such earlier date as the Company may otherwise specify by at least two weeks' prior written notice.

       (g) Severance Pay. In the event the Company does not retain the Employee as a Consultant as provided in Section 4(e) hereof, the Employee shall be entitled to continuation of his then current Salary and medical and dental benefits as in effect at the expiration of the Employment Period, or any extension thereof, for a period equal to 12 months, provided, however, that the Employee's employment was not terminated for cause as set forth in Section 4(d) hereof.

5. Proprietary Rights and Non-Competition. Employee acknowledges that the Company is engaged in a continuous program of research, development and production in connection with its business, present and future and hereby covenants as follows:

      (a) Confidentiality. Employee will maintain in confidence and will not disclose or use, either during or after the Employment Term, any proprietary or confidential information or know-how belonging to the Company ("Proprietary Information" hereinafter defined), whether or not in written form, except to the extent required to perform duties on behalf of the Company. For purposes of this Agreement, "Proprietary Information" shall mean any information, not generally known to the relevant trade or industry, which was obtained from the Company, or which was learned, discovered, developed,



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conceived, originated or prepared by Employee in connection with this Agreement.
Such Proprietary Information includes, without limitation, software, technical and business information relating to the Company's inventions or products, research and development, production processes, manufacturing and engineering processes, machines and equipment, finances, customers, marketing and production and future business plans, information belonging to customers or suppliers of the Company disclosed incidental to Employee's performance under this Agreement, and any other information which is identified as confidential by the Company, but only so long as the same is not generally known in the relevant trade or industry.

      (b)   Inventions.

            (i) Definition of Inventions. For purposes of this Agreement, "Inventions" shall mean any new or useful art, discovery, contribution, finding or improvement, whether or not patentable, and all related know-how. Inventions shall include, without limitation, all designs, discoveries, formulae, processes, manufacturing techniques, semiconductor designs, computer software, inventions, improvements and ideas.

            (ii) Disclosure and Assignment of Inventions. Employee will promptly disclose and describe to the Company all Inventions which he may solely or jointly conceive, develop, or reduce to practice during the Employment Term (A) which relate at the time of conception, development, or reduction to practice of the Invention to the Company's business or actual or demonstrably anticipated research or development, (B) which were developed, in whole or in part, in the Company's time or with the use of any of the Company's equipment, supplies, facilities or trade secret information, or (C) which resulted from any work performed by Employee for the Company (the "Company's Inventions"). Employee hereby assigns all of his right, title and interest world-wide in the Company's Inventions and in all intellectual property rights based upon the Company's Inventions; provided, however, that Employee does not assign or agree to assign any Inventions, whether or not relating in any way to the Company's business or demonstrably anticipated research and development, which were made by him prior to the date of this Agreement, or which were developed by him prior to the date of this Agreement, or which were developed by him independently during the term of this Agreement and not under the conditions stated in subparagraph (B) above.

      (c) Documents and Materials. Upon termination of this Agreement or any other time upon the Company's request, Employee will promptly deliver to the Company without retaining any copies, all documents and other materials furnished to him by the Company prepared by him for the Company or otherwise relating to the Company's business, including, without limitation, all written and tangible material in his possession incorporating any Proprietary Information.

      (d) Competitive Employment. During the Employment Term and for a period of twelve (12) months thereafter (collectively, the "Extended Term"), Employee will not engage in any employment, consulting, or other activity in any business competitive with the Company without the Company's written consent, which consent shall not be unreasonably withheld.

      (e) Non-solicitation. During the Extended Term, Employee will not solicit or encourage, or cause others to solicit or encourage, any employees of the Company to terminate their employment with the Company.

      (f)    Acts to Secure Proprietary Rights.

            (i) Further Acts. Employee agrees to perform, during and after the Employment Term, all acts deemed necessary or desirable by the Company to permit and assist it, at its expense, in perfecting



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and enforcing the full benefits, enjoyment, rights and title throughout the world in the Company's Inventions. Such acts may include, without limitation, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents and copyrights or other legal proceedings.

            (ii) Appointment of Attorney-In-Fact. In the event that the Company is unable, for any reason whatsoever, to secure Employee's signature to any lawful and necessary document required to apply for or execute any patent, copyright or other applications with respect to any of the Company's Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Employee hereby irrevocably appoints the Company and its duly authorized officers and agents as his agents and Attorneys-in-fact to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other rights thereon with the same legal force and effect as if executed by him, intending hereby to create a so-called "durable power" which will survive any subsequent disability.

      (g)   No Conflicting Obligations.   Employee's performance of this
Agreement does not breach and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him.

      (h) Corporate Opportunities. Employee agrees that he will first present to the Board, for its acceptance or rejection on behalf of the Company, any opportunity to create or invest in any company which is or will be involved in precision temperature control of semi-conductors or semi-conductor manufacturing equipment, which comes to his attention and in which he, or any affiliate, might desire to participate. If the Board rejects the same or fails to act thereon in a reasonable time, Employee shall be free to invest in, participate or present such opportunity to any other person or entity.

      (i) Specific Performance. Employee acknowledges that a breach of any of the promises or agreements contained herein could result in irreparable and continuing damage to the Company for which ere may be no adequate remedy at law, and the Company shall be entitled to seek injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

6. Amendments. No amendment to this Agreement or any schedule hereto shall be effective unless it shall be in writing and signed by each party hereto.

7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or sent by telecopy or three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to the Company, to it at:

            Advanced Thermal Technologies, Inc.
            3355 East La Palma Avenue
            Anaheim, CA  92806
            Attention: President

            with a copy to:

            Advanced Thermal Technologies, Inc.
            3355 East La Palma Avenue


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            Anaheim, CA  92806
            Attention:  General Counsel

      If to the Employee, to him at:

            8661 Doremere Drive
            Huntington Beach, CA  92646

7. Entire Agreement. This Agreement and the Proprietary Rights and Consulting Agreement of even date herewith constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

8. Miscellaneous. The invalidity and unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of California and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
                                    EMPLOYEE


                                    /s/ Lloyd Golobay
                                    --------------------------
                                    Lloyd Golobay


                                    ADVANCED THERMAL TECHNOLOGIES, INC.



                                    /s/ R. Bruce Thayer
                                    --------------------------
                                    R. Bruce Thayer
                                    President and Chief Operating Officer



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